EXHIBIT 99.1

News
Release
Vectren Corporation
One Vectren Square
Evansville, IN 47708

Investor Contact     Robert Goocher, (812) 491-4080, rgoocher@vectren.com
Media Contact         Chase Kelley, (812) 491-4128, kckelley@vectren.com

FOR IMMEDIATE RELEASE

November 7, 2013

Vectren Corporation Reports Third Quarter 2013 Results
Affirms 2013 Guidance

Evansville, Ind. - Vectren Corporation (NYSE:VVC) today reported net income for the quarter of $42.8 million, or $0.52 per share, compared to $41.7 million, excluding results of ProLiance Holdings, LLC (ProLiance), or $0.50 per share, during the third quarter of 2012. Excluding results of ProLiance, for the nine months ended September 30, 2013, net income was $124.3 million, or $1.51 per share, compared to $129.7 million or $1.58 per share in the prior year. Results excluding ProLiance reflect ProLiance’s exit from the natural gas marketing business on June 18, 2013 by disposing of certain of the net assets, along with the long-term pipeline and storage commitments, of its gas marketing subsidiary, ProLiance Energy, LLC. For the three and nine months ended September 30, 2013, consolidated net income was $42.8 million, or $0.52 per share, and $86.8 million, or $1.05 per share, respectively, compared to $39.3 million, or $0.48 per share, and $116.2 million, or $1.42 per share for the three and nine months ended September 30, 2012, respectively.

Summary results

•
Utility Group earnings were $25.3 million, or $0.31 per share, in the third quarter of 2013, compared to $26.4 million, or $0.32 per share, in 2012. For the nine months, Utility Group net income was $104.6 million, or $1.27 per share, compared to $102.5 million, or $1.25 per share, for the same period in 2012.

•
Nonutility Group earnings were $17.5 million, or $0.21 per share, in the third quarter of 2013, compared to $15.6 million, excluding ProLiance, or $0.18 per share, in 2012. For the year-to-date period, Nonutility Group earnings, excluding ProLiance, were $19.9 million, or $0.24 per share, compared to $27.6 million, or $0.33 per share, in the prior year.

•	Through announced and completed financing transactions, the Utility Group continues to execute on its debt refinancing plans in order to lower on-going interest expense.

“I am pleased to report that Vectren’s results remain on plan for the year.  Both our Utility Group and our Nonutility Group continue to perform in line with expectations. Our Infrastructure Services business continues to exceed our expectations year to date, which helps offset lower results from our Coal Mining business,” said Carl L. Chapman, Vectren’s chairman, president and CEO.

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EXHIBIT 99.1

2013 earnings guidance affirmed

As previously announced, consolidated earnings in 2013 are expected to be $1.90 to $2.10 per share, excluding results from ProLiance. The company expects 2013 Utility Group earnings to be within a range of $1.65 to $1.75 per share, and the Nonutility Group earnings to be in a range of $0.20 to $0.40 per share, excluding results from ProLiance.
Guidance ranges are based on assumptions and information currently available, but changes in these assumptions or other circumstances could materially impact earnings and result in earnings for 2013 significantly above or below this guidance. These targeted ranges are subject to such factors discussed below under "Forward-Looking Statements."
Utility Group financing transactions

On August 13, 2013, approximately $49 million of tax-exempt debt was remarketed by Southern Indiana Gas and Electric Company (SIGECO) with a fixed interest rate of 1.95 percent per annum until September 13, 2017. Net proceeds of $48.3 million were received on August 28, 2013.

On August 22, 2013, Vectren Utility Holdings, Inc. (VUHI) entered into a private placement note purchase agreement pursuant to which institutional investors have agreed to purchase $150 million of senior guaranteed notes with a fixed interest rate of 3.72 percent per annum, due December 5, 2023. The notes will be unconditionally guaranteed by VUHI’s three utilities, Indiana Gas Company, Inc., SIGECO, and Vectren Energy Delivery of Ohio, Inc. (VEDO). The proceeds received from the issuance of the senior notes will be used to refinance $100 million of 5.25 percent senior notes that matured August 1, 2013, for capital expenditures, and for general corporate purposes. Subject to the satisfaction of customary conditions precedent, the notes will be funded on or about December 5, 2013, as a result of a delayed draw feature.

As a result of the utility refinancings completed in 2011, 2012, and 2013, significant annualized interest savings are expected to be realized. Interest expense at VUHI for 2013 is expected to be approximately $65 million, down from approximately $80 million in 2011.

Utility Group discussion

In the third quarter of 2013, the Utility Group earnings were $25.3 million, compared to $26.4 million in 2012. For the nine months ended September 30, 2013, Utility Group earnings were $104.6 million, compared to $102.5 million in 2012. The improved year-to-date 2013 results are primarily related to increased gas utility margins from small and large customers, return on electric transmission investment, and lower interest expense.

Gas Utility Services
The Gas Utility Services operating segment, which is comprised of Vectren’s gas operations, reported a seasonal loss of ($3.8) million during the third quarter of 2013, compared to a loss of ($2.7) million in the third quarter of 2012. The third quarter 2013 results were lower primarily due to increased depreciation expense associated with plant placed into service during the year. For the nine months ended September 30, 2013, Gas Utility Services’ earnings were $37.2 million, compared to earnings of $36.1 million in 2012. Results in 2013 have been favorably impacted by small customer growth and increased large customer margin, offset by higher depreciation expense and operating costs. Though higher year-to-date, operating costs are being managed to be generally flat to the original 2012 targeted levels on an annual basis, over time. Results also continue to be favorably impacted by returns earned on increased investment in bare steel and cast iron pipe replacements, particularly in Ohio, and by lower interest expense.

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EXHIBIT 99.1

Following is information related to the earnings from Gas Utility Services for the three and nine months ended September 30, 2013. Identified items are presented after the impact of income taxes.

(millions)	Quarter End	Year to Date
2012 Gas Utility Earnings	$(2.7)	$36.1

Large customer margin	0.1	1.2
Small customer margin	0.7	2.9
Return related to infrastructure investment, primarily in Ohio	0.3	0.9
Interest expense	0.1	0.6
Depreciation expense	(1.7)	(2.3)
Operating expenses and all other	(0.6)	(2.2)
	(1.1)	1.1

2013 Gas Utility Earnings	$(3.8)	$37.2

Electric Utility Services
The Electric Utility Services operating segment is comprised of Vectren’s electric distribution business and includes the company’s power generating and wholesale power operations. During the third quarter of 2013, Electric Utility Services earnings were $26.6 million, flat to the same period in 2012. Electric Utility Services earned $60.1 million year-to-date in 2013, compared to earnings of $59.4 million for the nine months ended September 30, 2012. In both the third quarter and year-to-date periods, results were favorably impacted by lower interest expense offset by lower electric small customer margin resulting from conservation initiatives, net of lost margin recovery, and cooling weather that was significantly warmer in 2012 as compared to 2013. The 2012 results reflect refunds to customers pursuant to statutory net operating income limits. No such refunds have occurred or are expected in 2013.

Following is information related to the earnings from electric utility operations for the three and nine months ended September 30, 2013. Identified items are presented after the impact of income taxes.

(millions)	Quarter End	Year to Date
2012 Electric Utility Earnings	$26.6	$59.4

Impact of weather on margin	(2.7)	(2.0)
Small customer usage	(0.2)	(2.1)
Customer refunds in 2012 from statutory earnings test	1.9	2.5
Interest expense	0.8	2.0
Operating expenses and all other	0.2	0.3
	—	0.7

2013 Electric Utility Earnings	$26.6	$60.1

Other operations
The Utility Group also earns a return on shared assets through currently approved rates as if portions of the assets were in the rate base of each utility. Such shared assets include customer billing systems and the customer contact center, as examples. In the third quarter of 2013, earnings were $2.5 million, about flat compared to 2012. In the nine months ended September 30, 2013, earnings from these operations were $7.3 million compared to $7.0 million in 2012.
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EXHIBIT 99.1

Nonutility Group discussion

All amounts included in this section are after tax. Results reported by business group are net of Nonutility Group corporate expense.

During the 2013 third quarter, earnings from the Nonutility Group were $17.5 million, compared to $15.6 million, excluding ProLiance results, in 2012. For the nine months ended September 30, 2013, excluding ProLiance results, the Nonutility Group earned $19.9 million, compared to $27.6 million in 2012. Improved results in the third quarter of 2013 reflect increased Infrastructure Services’ earnings due to increased demand for services. The year-to-date results for the Nonutility Group also reflect increased Infrastructure Services’ earnings, but were lower in total due primarily to losses at Coal Mining of ($12.0) million in 2013, compared to break even in 2012. Coal Mining results during the quarter were about flat compared to the prior year, reflecting the execution of several improvement initiatives at the Prosperity Mine which have reduced the cost per ton at that mine over the last quarter. The quarter and year-to-date results also reflect the continued positive results from the company's Oaktown mining complex both in volumes and cost per ton produced.

Infrastructure Services
Infrastructure Services provides underground pipeline construction and repair services through wholly-owned subsidiaries Miller Pipeline, LLC, and Minnesota Limited, LLC.

Inclusive of holding company costs, earnings from Infrastructure Services' operations for the third quarter of 2013 were $20.4 million, compared to $15.9 million in the 2012 third quarter. During the nine months ended September 30, 2013, earnings were $35.2 million, compared to $27.3 million year-to-date in 2012. The increased earnings in both the quarter and year-to-date periods reflect continued increased demand for services. Revenues year-to-date in 2013 were $581 million, compared to revenues of $449 million in the prior year. Construction activity generally is expected to remain strong as utilities and municipalities replace their aging natural gas and oil infrastructure. In addition, construction activity is expected to be favorably impacted as pipeline operators construct new pipelines and related infrastructure due to the continued strong demand for shale gas and oil infrastructure.

Energy Services
Energy Services provides energy performance contracting and renewable energy services through wholly-owned subsidiary Energy Systems Group (ESG).

Inclusive of holding company costs, Energy Services' earnings were $0.2 million during the third quarter of 2013, compared to earnings of $2.6 million during the third quarter of 2012. During the nine months ended September 30, 2013, Energy Services' operated at a loss of ($2.0) million, compared to earnings of $0.9 million in 2012.

The lower results in both the quarter and year-to-date periods reflect lower revenues, which indicate continued slowness in demand for performance contracting projects due primarily to budgetary constraints at state, municipal and school customers. The unfavorable impact to results in both the quarter and year-to-date periods was partially offset by increased tax deductions associated with energy efficiency projects in accordance with IRS guidance released in 2012. At September 30, 2013, performance contracting backlog was $65 million, compared to $77 million at December 31, 2012. ESG continues to develop strategies to position it for growth as the national focus on energy conservation, renewable energy, and sustainability continues for the long-term given the expected rise in power prices across the country.

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EXHIBIT 99.1

Coal Mining
Coal Mining owns, and through its contract miners, mines and then sells coal to the company’s utility operations and to third parties through its wholly owned subsidiary Vectren Fuels, Inc. (Vectren Fuels).

Results from Coal Mining, inclusive of holding company costs, were a loss of ($2.3) million in the third quarter of 2013, about flat to the same period in the prior year. Year-to-date in 2013, Coal Mining results were a loss of ($12.0) million, compared to break-even results in the prior year.

While coal sales and related revenues were higher in 2013 as compared to the prior year due to additional volumes sold, year-to-date results in 2013 were lower due to continued higher production costs associated with a thin coal seam and other unfavorable mining conditions at Prosperity mine. While additional improvement measures are still being implemented, substantial progress was made in the third quarter of 2013 in the execution of the revised mining plan, resulting in significant improvement in the production costs at Prosperity mine during the quarter. Results during the quarter and year-to-date periods also reflect reduced pricing for customers associated with contracts that had price reopener clauses during 2012 and the overall softness in the coal market.

Vectren Fuels' expected production is approximately 6.2 million tons in 2013. Coal sales in 2013 are estimated at 6.5 million tons. The company's second mine at its Oaktown mining complex began production during the second quarter of 2013. Oaktown 1 is producing at costs that are very competitive and Oaktown 2 production costs are expected to be similar once the production ramp up is complete. To date, mining conditions and production costs at the company's Oaktown mining complex are in line with expectations.

Use of Non-GAAP Measures

This press release contains non-GAAP financial measures that exclude the results related to the company's investment in ProLiance.

Management uses consolidated net income, consolidated earnings per share, and Nonutility Group net income, excluding ProLiance results, to evaluate its results. Management believes analyzing underlying and ongoing business trends is aided by the removal of the ProLiance results and the rationale for using such non-GAAP measures is that, through the disposition by ProLiance of ProLiance Energy’s assets, the company has now exited the gas marketing business.

A material limitation associated with the use of these measures is that the measures that exclude ProLiance results do not include all costs recognized in accordance with GAAP. Management compensates for this limitation by prominently displaying a reconciliation of these non-GAAP performance measures to their closest GAAP performance measures. This display also provides financial statement users the option of analyzing results as management does or by analyzing GAAP results.

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EXHIBIT 99.1

The following table reconciles consolidated net income, consolidated basic EPS, and Nonutility Group net income to those results excluding ProLiance results.

	Three Months Ended September 30, 2013			Nine Months Ended September 30, 2013
(in Millions, except EPS)	GAAP Measure	Exclude ProLiance Results	Non-GAAP Measure	GAAP Measure	Exclude ProLiance Results	Non-GAAP Measure
Consolidated
Net Income (Loss)	$42.8	$—	$42.8	$86.8	$(37.5)	$124.3
Basic EPS	$0.52	$—	$0.52	$1.05	$(0.46)	$1.51
Nonutility Group Net Income (Loss)	$17.5	$—	$17.5	$(17.6))	$(37.5)	$19.9

	Three Months Ended September 30, 2012			Nine Months Ended September 30, 2012
(in Millions, except EPS)	GAAP Measure	Exclude ProLiance Results	Non-GAAP Measure	GAAP Measure	Exclude ProLiance Results	Non-GAAP Measure
Consolidated
Net Income (Loss)	$39.3	$(2.4)	$41.7	$116.2	$(13.5)	$129.7
Basic EPS	$0.48	$(0.02)	$0.50	$1.42	$(0.16)	$1.58
Nonutility Group Net Income (Loss)	$13.2	$(2.4)	$15.6	$14.1	$(13.5)	$27.6

The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP.

Please SEE ATTACHED unaudited schedules for additional financial information

Live Webcast on November 8, 2013
Vectren’s financial analyst call will be at 2:00 p.m. (EST), Nov. 8, 2013, at which time management will discuss third quarter and year-to-date financial results and 2013 earnings guidance. To participate in the call, analysts are asked to dial 1-866-821-5457 10 minutes prior to the start time and refer to the “Vectren Corporation 2013 Third Quarter Earnings Call”. All interested parties may listen to the live webcast accompanied by a slide presentation at www.vectren.com, by clicking on the “Investors” link at the top of the page, then by choosing the webcast link located on the right-hand side under Current Events. A replay of the webcast will be made available at the same location approximately two hours following the conclusion of the analyst call.

About Vectren
Vectren Corporation (NYSE: VVC) is an energy holding company headquartered in Evansville, Ind. Vectren’s energy delivery subsidiaries provide gas and/or electricity to more than 1 million customers in adjoining service territories that cover nearly two-thirds of Indiana and west central Ohio. Vectren’s nonutility subsidiaries and affiliates currently offer energy-related products and services to customers throughout the U.S. These include infrastructure services, energy services and coal mining. To learn more about Vectren, visit www.vectren.com.

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EXHIBIT 99.1

Forward-looking statements
A “safe harbor” for forward-looking statements is provided by the Private Securities Litigation Reform Act of 1995 (Reform Act of 1995). The Reform Act of 1995 was adopted to encourage such forward-looking statements without the threat of litigation, provided those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Certain matters described in Management's Discussion and Analysis of Results of Operations and Financial Condition are forward-looking statements. Such statements are based on management's beliefs, as well as assumptions made by and information currently available to management. When used in this filing, the words “believe”, “anticipate”, “endeavor”, “estimate”, “expect”, “objective”, “projection”, “forecast”, “goal”, “likely”, and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause the company's actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

Factors affecting utility operations such as unusual weather conditions; catastrophic weather-related damage; unusual maintenance or repairs; unanticipated changes to fossil fuel costs; unanticipated changes to gas transportation and storage costs, or availability due to higher demand, shortages, transportation problems or other developments; environmental or pipeline incidents; transmission or distribution incidents; unanticipated changes to electric energy supply costs, or availability due to demand, shortages, transmission problems or other developments; or electric transmission or gas pipeline system constraints. Catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, cyber attacks, or other similar occurrences could adversely affect Vectren's facilities, operations, financial condition and results of operations. Increased competition in the energy industry, including the effects of industry restructuring, unbundling, and other sources of energy. Regulatory factors such as unanticipated changes in rate-setting policies or procedures, recovery of investments and costs made under traditional regulation, and the frequency and timing of rate increases. Financial, regulatory or accounting principles or policies imposed by the Financial Accounting Standards Board; the Securities and Exchange Commission; the Federal Energy Regulatory Commission; state public utility commissions; state entities which regulate electric and natural gas transmission and distribution, natural gas gathering and processing, electric power supply; and similar entities with regulatory oversight. Economic conditions including the effects of inflation rates, commodity prices, and monetary fluctuations. Economic conditions surrounding the current economic uncertainty, including increased potential for lower levels of economic activity; uncertainty regarding energy prices and the capital and commodity markets; volatile changes in the demand for natural gas, electricity, coal, and other nonutility products and services; impacts on both gas and electric large customers; lower residential and commercial customer counts; higher operating expenses; and further reductions in the value of certain nonutility real estate and other legacy investments. Volatile natural gas and coal commodity prices and the potential impact on customer consumption, uncollectible accounts expense, unaccounted for gas and interest expense. Changing market conditions and a variety of other factors associated with physical energy and financial trading activities including, but not limited to, price, basis, credit, liquidity, volatility, capacity, interest rate, and warranty risks. Direct or indirect effects on the company's business, financial condition, liquidity and results of operations resulting from changes in credit ratings, changes in interest rates, and/or changes in market perceptions of the utility industry and other energy-related industries. The performance of projects undertaken by the company’s nonutility businesses and the success of efforts to realize value from, invest in and develop new opportunities, including but not limited to, the company’s infrastructure services, energy services, coal mining, and remaining energy marketing businesses and/or assets. Factors affecting infrastructure services, including the level of success in bidding contracts; fluctuations in volume of contracted work; unanticipated cost increases in completion of the contracted work; funding requirements associated with multi-employer pension plans; changes in legislation and regulations impacting the industries in which the customers served operate; the effects of weather; failure to properly estimate the cost to construct projects;

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EXHIBIT 99.1

the ability to attract and retain qualified employees in a fast growing market where skills are critical; cancellation and/or reductions in the scope of projects by customers; credit worthiness of customers; ability to obtain materials and equipment required to perform services; and changing market conditions. Factors affecting coal mining operations and their cost structure, including MSHA guidelines and interpretations of those guidelines, as well as additional mine regulations and more frequent and broader inspections that could result from mining incidents at coal mines; geologic conditions, including coal seam thickness, equipment, and operational risks; the ability to execute and negotiate new sales contracts and resolve contract interpretations; volatile coal market prices and demand; supplier and contract miner performance; the cost of production; the availability of key equipment, contract miners and commodities; availability of transportation; coal quality, including its sulfur and mercury content; and the ability to access coal reserves. Employee or contractor workforce factors including changes in key executives, collective bargaining agreements with union employees, aging workforce issues, work stoppages, or pandemic illness. Risks associated with material business transactions such as mergers, acquisitions and divestitures, including, without limitation, legal and regulatory delays; the related time and costs of implementing such transactions; integrating operations as part of these transactions; and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions. Costs, fines, penalties and other effects of legal and administrative proceedings, settlements, investigations, claims, including, but not limited to, such matters involving compliance with state and federal laws and interpretations of these laws. Changes in or additions to federal, state or local legislative requirements, such as changes in or additions to tax laws or rates, pipeline safety regulations, environmental laws, including laws governing greenhouse gases, mandates of sources of renewable energy, and other regulations.

More detailed information about these factors is set forth in Vectren's filings with the Securities and Exchange Commission, including Vectren's 2012 annual report on Form 10-K filed on Feb. 15, 2013. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changes in actual results, changes in assumptions, or other factors affecting such statements.

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